Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO	SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

April 28, 2015

R.R. Donnelley & Sons Company

111 South Wacker Drive

Chicago, Illinois 60606-4301

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the “Registration Statement”) being filed by R.R. Donnelley & Sons Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of shares (the “Registered Shares”) of the Company’s Common Stock, $1.25 par value per share (“Common Stock”). The Registered Shares are to be issued pursuant to the terms of the Agreement and Plan of Merger, dated as of February 5, 2015 (the “Merger Agreement”), by and among the Company, Raven Solutions, Inc., a Massachusetts corporation and wholly owned subsidiary of the Company (“Merger Sub”), Raven Ventures LLC, a Massachusetts limited liability company and wholly owned subsidiary of the Company (“Merger LLC”), and Courier Corporation, a Massachusetts corporation (“Courier”), which provides, among other things, that Merger Sub will merge with and into Courier, with Courier surviving the merger and becoming a wholly owned subsidiary of the Company (the “Merger”), immediately followed by a merger of Courier with and into Merger LLC, with Merger LLC surviving the merger and becoming a wholly owned subsidiary of the Company. The Registered Shares consist of shares of Common Stock issuable at the effective time of the Merger pursuant to Section 2.3 of the Merger Agreement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Merger Agreement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company and the Cricket Transaction Committee of the board of directors of the Company relating to the Registration Statement, the Merger Agreement and the issuance of the Registered Shares by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we

R.R. Donnelley & Sons Co.

April 28, 2015

have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that each Registered Share will be validly issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) the Merger shall have become effective under the Massachusetts Business Corporation Act and (iii) a certificate representing such Registered Share shall have been duly executed, countersigned, registered and delivered to the person entitled thereto or, if such Registered Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Registered Share to the person entitled thereto, in each case in accordance with the terms of the Merger Agreement.

This opinion letter is limited to the General Corporation Laws of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP